UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2025

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreement

On May 20, 2025, Jaguar Health, Inc. (“Jaguar” or the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein (each, an “Investor” and collectively, the “Investors”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Investors priced at-the-market under the rules of The Nasdaq Market (the “Registered Offering”), an aggregate of 246,306 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”), at an offering price of $6.09 per share, for aggregate gross proceeds from the Offerings (as defined below) of approximately $1,500,000 before deducting the placement agent fee and related offering expenses. The Shares are being offered by the Company pursuant to a registration statement on Form S-3 (333-278861), which was declared effective by the Securities and Exchange Commission (the “Commission”) on May 1, 2024 (the “Registration Statement”), including the related base prospectus contained therein and a prospectus supplement filed on May 21, 2025. The Purchase Agreements contain customary representations and warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreements) during the 15-day period following the closing of the Registered Offering, and for one year for issuances of securities pursuant to a variable rate transaction (as defined in the Purchase Agreement).

In a concurrent private placement (the “Private Placement” and, together with the Registered Offering, the “Offerings”), the Company agreed to issue to the Investors unregistered warrants to purchase up to 492,612 shares of Common Stock at an exercise price of $5.84 per share (the “Common Warrants”) that will be immediately exercisable upon issuance and will expire on the earlier of (i) 24 months from the date of issuance, (ii) the consummation of a fundamental transaction and (iii) the consummation of a liquidation event.

The Offering is expected to close on or about May 22, 2025, subject to the satisfaction of customary closing conditions. The Company intends to use net proceeds from the Offering for working capital purposes and operating expenses, repayment of outstanding convertible promissory notes that are not converted into Common Stock by holders.

Pursuant to a letter agreement dated March 3, 2025 (as amended, the “Engagement Agreement”), H.C. Wainwright & Co., LLC (“Wainwright”) acted as placement agent for the issuance and sale of securities of the Company pursuant to the Purchase Agreement. As compensation for such placement agent services, the Company has agreed to pay Wainwright an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the Offerings, plus a management fee equal to 1.0% of the gross proceeds received by the Company from the Offerings, a non-accountable expense of $20,000, up to $35,000 for its fees and expenses of legal counsel and $15,950 for clearing expenses. The Company also agreed to issue to Wainwright Common Warrants (the “Wainwright Warrants”) to purchase an aggregate of 14,778 shares of Common Stock, which is equal to 6% of the shares of Common Stock sold in the Offering. The Wainwright Warrants have substantially the same terms as the Common Warrants, except that the Wainwright Warrants have an exercise price of $7.6125, which is equal to 125% of the offering price of the Shares sold in the Offering. In addition, upon any exercise for cash of any Common Warrants issued to investors in the Offerings, the Company shall pay Wainwright, within five (5) business days of the Company’s receipt of the exercise price, a cash fee of seven (7.0%) percent of the aggregate gross exercise price paid in cash with respect thereto. Also, upon any exercise for cash of any Common Warrants issued to investors in the Offerings, the Company shall issue to Wainwright (or its designees), within five (5) business days of the Company’s receipt of the exercise price, warrants to purchase that number of shares of Common Stock of the Company equal to six (6.0%) percent of the aggregate number of such shares of Common Stock underlying the Common Warrants that have been so exercised. The Engagement Letter also includes indemnification obligations of the Company and other provisions customary for transactions of this nature.

The Common Warrants and Wainwright Warrants, and the shares underlying the Common Warrants and Wainwright Warrants, are not being registered under the Securities Act, were not offered pursuant to the Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. The Company has agreed to file a registration statement within 30 days of the closing of the Registered Offering providing for the resale by of the Common Warrant Shares issued and issuable upon exercise of the Common Warrants, and to have the registration effect within 60 days of closing (or 90 in the case of a full review by the SEC).

The legal opinion and consent of Reed Smith LLP addressing the validity of the Shares are filed as Exhibit 5.1 and Exhibit 23.1, respectively, to this Current Report on Form 8-K and are incorporated into the Registration Statement.

The foregoing summaries of the Purchase Agreement, the Common Warrants, and the Wainwright Warrants do not purport to be complete and are subject to, and qualified in their entirety by reference to such agreements, copies of which are attached as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02. Unregistered Sales of Equity Securities

The information under Item 1.01 of this Current Report on Form 8-K related to the Common Warrants and the Wainwright Warrants is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release announcing the pricing of the Offering on May 21, 2025. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information provided under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is “furnished” and shall not be deemed “filed” with the SEC or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant

4.2	Form of Wainwright Warrant

5.1	Opinion of Reed Smith LLP.

10.1	Form of Securities Purchase Agreement

23.1	Consent of Reed Smith LLP (included in Exhibit 5.1).

99.1	Press Release, dated May 21, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: May 22, 2025	By:	/s/ Lisa A. Conte
Name: Lisa A. Conte
Title: Chief Executive Officer & President